Exhibit 23(b)



The Board of Directors and Stockholders
Orrstown Financial Services, Inc.



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                     /s/ Smith Elliott Kearns & Company, LLC
                     ---------------------------------------

Chambersburg, Pennsylvania
May 18, 1998


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